UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 16, 2009

CNS RESPONSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26285	87-0419387
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)	Identification No.)

2755 Bristol Street, Suite 285
Costa Mesa, California 92626
 (Address of Principal Executive Offices/Zip Code)

(714) 545-3288
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2009, the board of directors (the “Board”) of CNS Response Inc. (the “Company”) elected George Carpenter, currently President of the Company, to the position of Chief Executive Officer, and elected Daniel Hoffman, MD, currently Chief Medical Officer of the Company, to the positions of President and Chief Medical Officer.   Len Brandt, the Company’s founder and original CEO, will no longer serve as an officer of the Company, but will remain on the Board of Directors.

George Carpenter

Mr. Carpenter, age 50, has served as our President and Chief Operating Officer since October 1, 2007.  Prior to joining the Company, Mr. Carpenter was the President & CEO of WorkWell Systems, Inc., a national physical medicine firm that manages occupational health programs for Fortune 500 employers.  Prior to his position at WorkWell Systems, Mr. Carpenter founded and served as Chairman and CEO of Core, Inc., a company focused on integrated disability management and work-force analytics.  Core was acquired in 2001 by Assurant, Inc.  From 1984 to 1990, Mr. Carpenter was a Vice President of Operations with Baxter Healthcare, served as a Director of Business Development and as a strategic partner for Baxter's alternate site businesses.  Mr. Carpenter began his career at Inland Steel where he served as a Senior Systems Consultant in manufacturing process control. Mr. Carpenter holds an MBA in Finance from the University of Chicago and a BA with Distinction in International Policy & Law from Dartmouth College.

A copy and description of Mr. Carpenter’s employment agreement with the Company can be found on a Current Report on Form 8-K as filed with the SEC on October 5, 2007.

Daniel Hoffman, M.D.

Dr. Hoffman, age 60, has served as the Company’s Chief Medical Officer since January 15, 2008, upon the Company’s acquisition of Neuro-Therapy Clinic, P.C, which at the time of the acquisition was the Company’s largest customer.  Dr. Hoffman is a Neuropsychiatrist with over 25 years experience treating general psychiatric conditions such as depression, bipolar disorder and anxiety. He provides the newest advances in diagnosing and treating attentional and learning problems in children and adults. Dr. Hoffman has authored over 40 professional articles, textbook chapters, poster presentations and letters to the editors on various aspects of neuropsychiatry, Quantitative EEG, LORETA, Referenced EEG, advances in medication management, national position papers and standards, Mild Traumatic Brain Injury, neurocognitive effects of Silicone Toxicity, sexual dysfunction and other various topics. Dr. Hoffman has given over 58 major presentations and seminars, including Grand Rounds at Universities and Hospitals, workshops and presentations at national society meeting (such as American Psychiatric Association and American Neuropsychiatric Association, national CME conferences, insurance companies, national professional associations, panel member discussant, and presenter of poster sessions. Dr Hoffman has a Bachelor of Science in Psychology from the University of Michigan, an MD from Wayne State University School of Medicine and conducted his Residency in Psychiatry at the University of Colorado Health Sciences Center. During the past five years, Dr. Hoffman has served as the President of Neuro-Therapy Clinic, P.C., a wholly-owned subsidiary of the Company that is focused on discovering ways to integrate technology into the creation of better business practices.

A copy and description of Dr. Hoffman’s employment agreement with the Company can be found on a Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on January 17, 2008.

A copy of the press release announcing the change in the Company’s management is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press release, dated April 14, 2009, entitled “CNS Response Announces Leadership Change.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

Date: April 16, 2009	By:	/s/ George Carpenter
George Carpenter,
Chief Executive Officer

Exhibit Number	Description

99.1	Press release, dated April 14, 2009, entitled “CNS Response Announces Leadership Change.”